Exhibit 16.1

October 2, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:  Color Accents Holdings, Inc.

File Ref. No. 333-153536

We have read the statements Color Accents Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 2, 2009  and agree with such statements as they pertain our firm.

Regards,

/s/ Webb & Company, P.A.
Webb & Company, P.A.
Certified Public Accountants